                                                                      EXHIBIT 11

                            AMERICAN HEALTHWAYS, INC.
                        EARNINGS PER SHARE RECONCILIATION
                                 AUGUST 31, 2004
                 (IN THOUSANDS, EXCEPT EARNINGS PER SHARE DATA)

      The following is a reconciliation of the numerator and denominator of basic and diluted earnings per share (adjusted for the stock split effective December 2003 for the prior year periods):

              Year Ended August 31,                                   2004               2003               2002
-------------------------------------------------------             --------           --------           --------
Numerator:
    Net income - numerator for basic earnings per share             $ 26,058           $ 18,474           $ 10,355
    Effect of dilutive securities                                          -                  -                  -
                                                                    --------           --------           --------
    Numerator for diluted earnings per share                        $ 26,058           $ 18,474           $ 10,355
                                                                    ========           ========           ========
Denominator:
    Shares used for basic earnings per share                          32,264             31,048             29,946
    Effect of dilutive stock options outstanding                       2,368              1,962              2,242
                                                                    --------           --------           --------
    Shares used for diluted earnings per share                        34,632             33,010             32,188
                                                                    ========           ========           ========
Earnings per share:
    Basic                                                           $   0.81           $   0.60           $   0.35
                                                                    ========           ========           ========
    Diluted                                                         $   0.75           $   0.56           $   0.32
                                                                    ========           ========           ========